UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to § 240.14a-12

Total Nutraceutical Solutions, Inc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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TOTAL NUTRACEUTICAL SOLUTIONS, INC.

80 Columbia Street

Stevenson, Washington 98648

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 21, 2010

To the Stockholders of Total Nutraceutical Solutions, Inc.:

Please take notice that the Annual Meeting of Stockholders (the “Annual Meeting”) of Total Nutraceutical Solutions, Inc., a Nevada corporation (“TNS”), will be held on Monday, October 21, 2010 at 2:00 p.m. Pacific Standard Time, at the Total Nutraceutical Solutions executive offices, 80 Columbia Street, Stevenson, WA 98648, for the following purposes:

1.

To elect a Board of three (3) directors, to serve until the 2011 annual meeting of stockholders or until their successors are duly elected and qualified;

2.

To ratify the adoption of the Total Nutraceutical Solutions, Inc. 2010 Stock Incentive Plan.

3.

To ratify the appointment of Li & Company, PC, as our independent auditors for the fiscal year ending December 31, 2010.

4.

To consider and act upon such other matters as may properly come before the Annual Meeting and any adjournment thereof.

Only stockholders of record, as shown on the transfer books of TNS, at the close of business on September 20, 2010 will be entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof.  A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at our executive offices for a period of at least 10 days preceding the Annual Meeting.

Whether or not you expect to be present, please sign, date and return the enclosed proxy sheet in the enclosed pre-addressed envelope as soon as possible.  No postage is required if the enclosed envelope is used and mailed in the United States.

By Order of the Board of Directors

/s/Marvin S. Hausman, M.D.
Marvin S. Hausman M.D. Chief Executive Officer

Stevenson, Washington

Date: October 5, 2010

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

TOTAL NUTRACEUTICAL SOLUTIONS, INC.

80 Columbia Street

Stevenson, Washington 98648

PROXY STATEMENT

Date, Time and Place of Meeting

The enclosed proxy is solicited on behalf of the Board of Directors of Total Nutraceutical Solutions, Inc. for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, October 21, 2010 at 2:00 p.m. Pacific Standard Time, at the Total Nutraceutical Solutions executive offices, 80 Columbia Street Stevenson, WA 98648, or at any adjournments or postponements of the Annual Meeting, for the purposes set forth in the notice attached to this proxy statement. This proxy statement and accompanying proxy card are first being mailed to you on or about October 6, 2010.

GENERAL INFORMATION ABOUT VOTING

Record Date, Outstanding Shares, Quorum and Voting

You can vote your shares of common stock if our records show that you owned your shares on September 20, 2010, the record date.  At the close of business on the record date, 54,012,470 shares of common stock were outstanding and entitled to vote at the Annual Meeting.  Each share of common stock outstanding as of the record date is entitled to one vote.

You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by Marvin S. Hausman, M.D. our Chief Executive, Chairman and Acting Principal Accounting and Financial Officer.   He will also determine whether a quorum is present.  In the event of any abstentions or broker non-votes with respect to any proposal coming before the Annual Meeting, the proxy will be counted as present for purposes of determining the existence of a quorum.  Abstentions and broker on-votes typically will not be counted for purposes of approving any of the matters to be acted upon at the Annual Meeting.  A broker non-vote generally occurs when a broker or nominee who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.  Therefore, abstentions and broker non-votes generally have no effect under Nevada law with respect to the election of directors or other matters requiring the approval of only a majority of the shares of common stock present and voting at the meeting.

Business may be transacted at the Annual Meeting if a quorum is present.  A quorum is present at the Annual Meeting if holders of a majority of the shares of common stock entitled to vote are present in person or by proxy at the Annual Meeting.  If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (a “broker non-vote”), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal.  Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal.  Proposal 1 is considered a routine proposal.

It is important that your proxy be returned promptly and that your shares be represented.  You are urged to sign, date and promptly return the enclosed proxy in the enclosed envelope.

Solicitations and Voting of Proxies

When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholders.  If not otherwise instructed, the shares represented by each valid returned Proxy in the form accompanying this proxy will be voted in accordance with the recommendation of the Board of Directors with respect to each matter submitted to the stockholders for approval, and at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting (including any proposal to adjourn the Annual Meeting) and any adjournment thereof.  The matters described in this Proxy Statement are the only matters we know will be voted on at the Annual Meeting.  If other matters are properly presented at the Annual Meeting, the proxyholders will vote your shares in accordance with the recommendations of management.

Please follow the instructions on the enclosed Proxy card to vote on each proposal to be considered at the Annual Meeting.  If you sign and date the proxy card and mail it back to us in the enclosed envelope, the proxyholders named on the proxy card will vote your shares as you instruct.  If you sign and return the Proxy card but do not vote on a proposal, the proxyholders will vote your shares “for” such proposal or, in the case of the election of directors, vote “for” election to the Board of Directors of all the nominees presented by the Board of Directors.

Revocability of Proxies

Any person signing a Proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the Proxy.  A Proxy may be revoked (i) by a writing delivered to the Secretary of the Company stating that the Proxy is revoked, (ii) by a subsequent Proxy that is signed by the person who signed the earlier Proxy and is presented at the Annual Meeting, or (iii) by attendance at the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy).  Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder’s beneficial ownership of the shares.  Any written notice of revocation or subsequent Proxy should be delivered to Total Nutraceutical Solutions, Inc., Attention: Board of Directors, 80 Columbia Street Stevenson, WA 98648, or hand-delivered to the Chief Executive Officer of Total Nutraceutical Solutions, Inc. at or before the taking of the vote at the Annual Meeting.

Expenses of Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to you.  We will reimburse our transfer agent for its out-of-pocket expenses.  We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding voting information to the beneficial owners. We estimate that all of the foregoing costs will approximate $2,000.  In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person.  We will not pay our employees additional compensation for contacting you.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors

Our business is managed under the direction of our Board of Directors.  The Board of Directors has designated as nominees for re-election all three directors currently serving on the Board as well as current officers.   See “Nominees for Director” below for profiles of the nominees.  After the election of the directors at the Annual Meeting, our Board will have three directors.

The Board believes that re-electing these incumbent directors will promote stability and continuity and expects that such directors will continue making substantial contributions to our company by virtue of their familiarity with, and insight into, our affairs accumulated during their tenure.

All of the nominees have indicated a willingness to continue serving as directors if elected, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the election of another person or persons as the Board of Directors recommends.  We have no reason to believe that any nominee will be unavailable.

Nominees to the Board

The director nominees, and their ages as of the date of the Annual Meeting, their positions at Total Nutraceutical Solutions, and the period during which they have served as a director are set forth in the following table and paragraphs:

Name	Age	Position	Served as Director Since
Marvin S. Hausman MD	68	Chief Executive Officer and Chairman	2008
Philip A. Sobol MD	51	Director	2008
Elliot L. Shelton Esq.	59	Director	2008

Biography of Marvin S. Hausman M.D., Chairman and Chief Executive Officer

Dr. Hausman received his M.D. degree from New York University School of Medicine in 1967 and is a Board Certified Urological Surgeon.  He has 30 years of drug development and clinical care experience at various pharmaceutical companies, including working in conjunction with Bristol-Myers International, Mead-Johnson Pharmaceutical Co., and E.R. Squibb.

Dr. Hausman served on the board of directors of OXIS International, Inc. from March 2002 to November 2003.  Subsequently, Dr. Hausman was re-appointed to the board of directors of OXIS in August 2004.  On December 10, 2004, the board of directors appointed Marvin S. Hausman, M.D. to serve as Chairman of the Board, Acting Chief Executive Officer and Acting Chief Financial Officer of OXIS.  In February 2005, Dr. Hausman ceased to be the Chief Executive Officer of OXIS.  In September 2006, Dr. Hausman was again appointed to serve as President and Chief Executive Officer by the board of directors of OXIS.  In June 2008 Dr. Hausman  resigned as President, Chief Executive Officer, Acting Principal Accounting and Financial Officer and Chairman of the Board of OXIS International, Inc. and as a director.  Dr. Hausman served as a director and as Chairman of the Board of Axonyx Inc., a biotechnology company developing drugs for Alzheimer’s disease, from 1997 until the merger of Axonyx into Torrey Pines Therapeutics in October 2006, and had served as President and Chief Executive Officer of Axonyx from 1997 until September 2003 and March 2005, respectively. Dr. Hausman was a co-founder of Medco Research Inc., a pharmaceutical biotechnology company specializing in adenosine products which was subsequently acquired by King Pharmaceuticals.  He has also served as a director of Arbios Technologies, Los Angeles, CA from 2003-2005 and of Regent Assisted Living, Inc., Portland, OR, from 1996-2001.

Dr. Hausman has done residencies in General Surgery at Mt. Sinai Hospital in New York, and in Urological Surgery at U.C.L.A. Medical Center in Los Angeles. He also worked as a Research Associate at the National Institutes of Health, Bethesda, Maryland. He has been a Lecturer, Clinical Instructor and Attending Surgeon at the U.C.L.A. Medical Center Division of Urology and Cedars-Sinai Medical Center, Los Angeles. He has been a Consultant on Clinical/ Pharmaceutical Research to various pharmaceutical companies, including Bristol-Meyers International, Mead-Johnson Pharmaceutical Company, Medco Research, Inc., and E.R. Squibb.

Dr. Hausman is President of Northwest Medical Research Partners, Inc. a firm specializing in the identification and acquisition of breakthrough pharmaceutical and nutraceutical products and which has assigned certain intellectual property to the Company in consideration for 3,500,000 shares of the Company’s common stock.  He is also a scientific consultant to Golden Gourmet Mushrooms of San Marcos, CA, and has developed a novel product called Mushroom Matrix, a potent natural organic antioxidant mushroom complex for use in humans and animals.

Dr. Hausman’s experience as a medical doctor who also has extensive experience with pharmaceutical and biotechnology companies, both as an executive and as a director, served as a basis for his qualification to be a member of our board of directors.

Biography of Philip A. Sobol, M.D., Director

Dr. Sobol has served on our board of directors since August 2008.  Dr. Sobol is a practicing Orthopedic Surgeon who is the managing director of Sobol Orthopedic Medical Group, Inc., of Southern California.  Dr. Sobol is certified by the American Board of Orthopedic Surgery and a Fellow of the American Academy of Orthopedic Surgery.  Since June 2007, Dr. Sobol has served as a director of Cordex Pharma, Inc., formerly named Duska Therapeutics, Inc..  Since 2004 he has been a member of S&B Surgery Center Board of Directors, and from 1984 until 1993 he was an Assistant Clinical Professor at the University of Southern California.  Dr. Sobol received his BA degree from the University of Rochester, Rochester, New York and a Medical Doctorate degree from the University of Southern California, Los Angeles, California.  Dr. Sobol’s experience as a medical doctor who also has experience with early stage companies and drug development was the basis for his appointment as a director of our company.

Biography of Elliot L. Shelton, Director

Mr. Shelton has served on our board of directors since August 2008.  Mr. Shelton received his law degree from Pepperdine University in 1975 and from 1975 until the present has practiced law in the State of California.  In the early 1980s, Mr. Shelton served on the board of directors of Medco Research.  He has been Of Counsel, from September 1998 to date, to Fenigstein and Kaufman, a Professional Corporation, and the President of Elliot L. Shelton, a Professional Corporation.  From 2000 to the present, he has been President and Director of the Assisted Living Foundation of America, a non-profit corporation.  Mr. Shelton has worked as a partner in several law firms, including Mitchell, Silberberg & Knupp, Shea & Gould and, Gold, Marks, Ring & Pepper.  Mr. Shelton’s experience as an attorney with a corporate related practice served as the basis for his appointment as a director of our company.

There are no family relationships among any of our directors or officers.

Information Concerning the Board of Directors and Committees Thereof

The Board of Directors of Total Nutraceutical Solutions has not constituted any audit, nominating, governance or other board committees.  The functions of such committees are performed by the Board of Directors.

The Board of Directors considers director nominees based on the need to fill vacancies or to expand the Board, and also considers need to fill particular roles on the Board (e.g. independent director, financial expert, etc.) and evaluate candidates in accordance with its policies regarding director qualifications, qualities and skills.  The Board of Directors does not currently have a policy with regard to the consideration of any director candidates recommended by stockholders.  Given that Total Nutraceutical Solutions is a small development stage corporation, the Board of Directors has not deemed it timely to create board committees and develop policies with regard to stockholder nomination of director candidates.

During the year ended December 31, 2009, the Board of Directors did not meet, but acted through unanimous written consents.

Compensation of Directors

The directors of Total Nutraceutical Solutions were not paid for attending board meetings in 2009.  No directors were granted stock options for their work done in the fiscal year ended December 31, 2009.

Director Independence

The Board of Directors has determined that none of its members are currently “independent directors” as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of the National Association of Securities Dealers.

Stockholder Communications with the Board of Directors

We have not provided a formal process related to stockholder communications with the Board of Directors.  Any stockholder who desires to contact the Board of Directors or specific members of the Board may do so by writing to: The Board of Directors, Total Nutraceutical Solutions, Inc., P.O. Box 910, Stevenson, Washington 98648.

Vote Required

The holders of our Common Stock are entitled to one vote per share equal to the number of shares held by such person at the close of business on the record date.  As there is no cumulative voting, each stockholder shall cast all of his/her votes for each nominee of his/her choice or withhold votes from any or all nominees.  Unless a stockholder requests that voting of the proxy be withheld for any one or more of the nominees for directors by so directing on the proxy card, the shares represented by the accompanying proxy will be voted FOR election, as directors, of the above-mentioned five nominees.  If any nominee becomes unavailable for any reason (which event is not anticipated) to serve as a director at the time of the Annual Meeting, then the shares represented by such proxy may be voted for such other person as may be determined by the holders of such proxy.  Directors will be elected at the Annual Meeting by a plurality of the votes cast.  Directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier resignation or removal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” AND SOLICITS PROXIES IN FAVOR OF THE NOMINEES LISTED ABOVE (ITEM 1 ON THE ENCLOSED PROXY CARD).

PROPOSAL 2:  RATIFICATION OF THE ADOPTION OF THE

TOTAL NUTRACEUTICAL SOLUTIONS, INC. 2010 STOCK INCENTIVE PLAN

Summary

The Board of Directors of TNS has, on September 17, 2010, subject to stockholder approval, adopted a Total Nutraceutical Solutions, Inc. 2010 Stock Incentive Plan, pursuant to which the Board would be authorized to issue up to 15,000,000 incentive or non-statutory stock options and restricted shares of common stock to employees, officers, directors, consultants and advisors of TNS.  Under the terms of the proposed 2010 Stock Incentive Plan, the total number of stock options or restricted shares that the Board would be authorized to issue under the plan will be automatically increased by 500,000 shares each January 1 starting in 2012 and may be adjusted by the Board if TNS undertakes a stock split.  The full text of the proposed 2010 Stock Incentive Plan is attached hereto as Appendix A.

Stock option plans are intended to encourage stock ownership in TNS by its officers, directors, employees, consultants and advisors in order to promote their interest in the success of our company and to encourage their continued affiliation.

The Board of Directors, or a committee of the Board if created in the future, will determine whether, when and on what terms the grant of stock options under the 2010 Stock Incentive Plan may be appropriate in connection with any of the foregoing purposes, without the possible expense and delay of a special meeting of stockholders.  The grant of stock options or restricted common shares under the 2010 Stock Incentive Plan may, among other things, involve a non-cash charge to earnings if the options are granted below the market price on the date of grant.  The issuance of additional shares of common stock upon exercise of the options granted pursuant to the 2010 Stock Incentive Plan will have a dilutive effect on stockholder’s equity and voting rights and may also adversely affect the market price of the common stock.

Options

Grant of Options

The date of grant of an Option is the date on which the Board makes the determination to grant the Option unless a different date is specified by the Board. Option grants are evidenced by a written stock option grant. TNS will receive no consideration for the granting of Options. Subject to the express provisions of the Plan, the exercise of an Option will be subject to such terms, conditions and restrictions as the Board may impose in its sole discretion, including restrictions concerning transferability, repurchase and forfeiture.

Options are exercisable on the terms set forth in the stock option grant; provided that no incentive stock option (“ISO”) will be exercisable after the expiration of ten years from the Option grant date, and no ISO granted to an employee who is a ten percent stockholder of TNS will be exercisable after the expiration of five years from the Option grant date.  The Board may accelerate the earliest exercise date of any Option. Options will expire following the termination of employment or other service with TNS on the terms set forth in the stock option grant.

Stock option grants will impose a $100,000 limit to the aggregate fair market value (calculated as set forth in “Option Price” below) of stock with respect to which ISOs, whether granted under the Plan or any other ISO plan of TNS or its parent or subsidiary, are exercisable for the first time by an optionee during any calendar year.  The above limitations are driven by provisions of the Code and are subject to change in the event that the relevant sections of the Code or regulations promulgated thereunder are amended.

Option Price

The exercise price of a non statutory stock option (“NSSO”) will be not less than eighty-five percent (85%) of the fair market value of the shares underlying the Option on the date the Option is granted. A stock option grant for an NSSO may specify an exercise price that varies in accordance with a predetermined formula while the NSSO is outstanding.  The exercise price of an ISO will be no less than one hundred percent (100%) of the fair market value of the shares on the date the Option is granted, unless the person to whom the Option is granted is a ten percent (10%) stockholder of TNS in which case the exercise price will be not less than one hundred ten percent (110%) of the fair market value of the shares on the date the Option is granted.  The Board has the power, within certain limitations, to reduce the exercise price of outstanding Options.

For purposes of the Plan, the fair market value of a share of TNS’ common stock on a given date will be the closing price in the over the counter market (Bulletin Board) on the date of grant, as publicly reported, or the prior trading day if the market is closed on the date of grant.

The method of payment for shares issued upon exercise of Options granted under the Plan will be determined by the Board and may consist of cash, cancellation of indebtedness, other shares of TNS Common Stock and certain other methods permitted by law.

Stock Bonuses

The Board may award shares under the Plan as stock bonuses for no consideration or for such minimum consideration as may be required by applicable law in an amount and form as determined by the Board. An award of a stock bonus will be subject to such terms, conditions and restrictions as the Board may impose in its sole discretion, including restrictions concerning transferability, repurchase and forfeiture. The recipient of a stock bonus must also satisfy any applicable federal, state or local tax withholding requirements.

Stock Sales

The Board may issue shares of TNS Common Stock under the Plan for such amount (no less than par value) and form of consideration as determined by the Board.  A stock sale under the Plan will be subject to such terms, conditions and restrictions as the Board may impose in its sole discretion, including restrictions concerning transferability, repurchase or forfeiture.  The purchaser must also satisfy any applicable federal, state or local tax withholding requirements.

Plan Amendment and Termination

Except as described below, the Board of Directors may amend the Plan at any time or may terminate the Plan without stockholder approval.  The Plan will remain in effect until terminated by the Board of Directors, provided, however that no ISOs may be awarded under the Plan on or after the 10th anniversary of the later of the date the Board of Directors adopted the Plan or the date when the Board of Directors adopted the most recent increase in the number of shares available for issuance under the Plan that was approved by the stockholders of TNS.

Stockholder approval is required for amendments to the Plan to the extent required by applicable laws, regulations or rules. Amendments that require stockholder approval include any amendment that increases the total number of shares for which Awards may be granted, extends the duration of the Plan, extends the period during and over which Options may be exercised under the Plan, or changes the class of persons eligible to receive awards granted under the Plan (except as may be required to comport with changes in the Code, ERISA or regulations promulgated thereunder).

Certain United States Federal Income Tax Information Regarding Options

Options granted under the Plan may be either ISOs, as defined in Section 422 of the Code, or NSSOs.

Incentive Stock Options

If an Option granted under the Plan is an ISO, the optionee will recognize no income as a result of the ISO grant and will incur no income tax liability at the time of exercise unless the optionee is subject to the alternative minimum tax. TNS will not be allowed a deduction for federal income tax purposes as a result of the exercise of the ISO regardless of the applicability of the alternative minimum tax.  Upon the sale or exchange of the shares at least two years after the grant of the option and one year after receipt of the shares by the optionee, any gain will be treated as long-term capital gain. I f these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of option exercise or the sale price of the stock.  TNS will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Non Statutory Stock Options

All Options that do not qualify as ISOs under the Code are NSSOs.  Generally, an optionee will not recognize any taxable income at the time the optionee is granted a NSSO.  However, upon exercise of the Option, the optionee will recognize ordinary income for income tax purposes equal to the excess of the then fair market value of the shares over the exercise price.  The income recognized by an optionee who is also an employee of TNS will be subject to tax withholdings by TNS by payment in cash or out of the current earnings paid to the optionee. TNS will be allowed a deduction for federal tax purposes in an amount equal to the income recognized by the optionee so long as TNS has met all applicable withholding requirements and so long as the exercise of the option by optionee does not cause TNS to violate the limits on executive compensation set forth in Section 162(m) of the Code.  If the optionee holds such shares for more than one year following exercise of the option, any gain realized upon disposition will be treated as long-term capital gain. If the shares are sold within one year after the exercise date, any gain realized upon disposition will be treated as short-term capital gain.  The gain realized upon disposition will be the excess, if any, of the sales price over the tax basis of the shares.

Tax Summary Only

The foregoing summary of the effect of federal income taxation upon the optionee and TNS with respect to the purchase of TNS’ shares under the Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the provisions of the income tax laws of any municipality, state, or foreign country.

Since TNS has not previously adopted a stock option plan, as of September 15, 2010, TNS has not issued any stock options.  To date, none of the current directors have received any compensation for their services to TNS and as it grows, TNS will need to attract qualified and motivated employees, management and directors.  In the judgment of the Board of Directors, TNS needs to have a stock option plan to allow the company to have the flexibility to grant sufficient stock options to obtain necessary employees, management, directors and consultants and to retain the services of those parties in a competitive market for qualified personnel.

The number of stock options or restricted shares that the Board of Directors may grant pursuant to the 2010 Stock Incentive Plan on an annual basis is not currently determinable.  The table below is an estimate of the number of options and or restricted shares that would have been issued to persons in particular beneficiary groups in the fiscal year ended December 31, 2009 if the proposed 2010 Stock Incentive Plan had been in effect during that fiscal year.  These numbers are only estimates.

New Plan Benefits

Total Nutraceutical Solutions, Inc. 2010 Stock Incentive Plan

Beneficiary Groups	Dollar value ($)(1)	Number of Units

Executive Officers (2)	$75,000	500,000
Non-Officer Directors (3)	$60,000	400,000
Consultants and Advisors	$75,000	500,000
TOTAL	$210,000	1,400,000

(1) The dollar value is based on the average dollar value of common stock purchase warrants issued by TNS in 2009 to consultants.
(2) There was one executive officer in 2009, Dr. Hausman, who would have been issued options or shares in 2009.
(3) There were two non-officer directors in 2009 who would have been issued options or shares in 2009.

The adoption of the 2010 Stock Incentive Plan will be deemed authorized if a majority of the shares of common stock present at the Annual Meeting, either in person or by proxy, and voting on the matter, votes in favor of the proposal.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE TOTAL NUTRACEUTICAL SOLUTIONS, INC. 2010 STOCK INCENTIVE PLAN AS ADOPTED BY THE BOARD OF DIRECTORS ON SEPTEMBER 17, 2010.

PROPOSAL 3:  RATIFICATION OF APPOINTMENT OF

LI & COMPANY, PC, AS INDEPENDENT AUDITORS OF THE COMPANY

INDEPENDENT PUBLIC ACCOUNTANTS

Li & Company, PC, has served as the independent auditors of Total Nutraceutical Solutions since August 4, 2009.  On August 4, 2009, the Board of Directors, subject to stockholder ratification, approved the appointment of Li & Company, PC, independent auditors, to audit our financial statements.  If the shareholders do not approve this proposal at the Annual Meeting, the Board of Directors may reconsider the appointment of Li & Company, PC

Independent Public Accountants

On August 4, 2009, the Registrant’s Board of Directors approved the appointment of Li & Company, PC, Certified Public Accountants Skillman, New Jersey, as Total Nutraceutical Solutions’ registered independent public accounting firm.

Audit services of Li & Company, PC include the examination of our financial statements and services related to filings with the Securities and Exchange Commission.

The Board of Directors, or any audit committee subsequently constituted, intends to meets with Li & Company, PC on a quarterly or more frequent basis.  At such times the Board of Directors or audit committee thereof, will review the services performed by Li & Company, PC, as well as the fees charged for such services.

Changes in Registrant’s Certifying Accountant.

(1)

Previous Independent Registered Public Accounting Firm

(i)

On August 4, 2009, TNS dismissed its independent registered public accounting firm, Moore & Associates Chartered (“Moore & Associates”).

(ii)

The reports of Moore & Associates on the financial statements of TNS as of December 31, 2008 and July 31, 2008 and for the fiscal years then ended did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than an explanatory paragraph as to a going concern.

(iii)

The decision to change independent registered public accounting firm was approved by our Board of Directors.

(iv)

During our most recent fiscal year ended December 31, 2008 and any subsequent interim periods through August 4, 2009, (a) there were no disagreements with Moore & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moore & Associates, would have caused it to make reference thereto in its reports on the financial statements for such years and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

(v)

On August 4, 2009 we provided Moore & Associates with a copy of this Current Report and has requested that it furnish the Registrant with a letter addressed to the Securities & Exchange Commission stating whether it agrees with the above statements.

(2)

New Independent Registered Public Accounting Firm

Concurrently with the dismissal of Moore & Associates, the Board of Directors of the Registrant approved Li & Company, PC (“Li & Company”) as its new independent registered public accounting firm to audit and review our financial statements effective August 4, 2009.  During the most recent fiscal year ended December 31, 2008, and any subsequent period through the date hereof prior to the engagement of Li & Company, neither TNS, nor someone on its behalf, has consulted Li & Company regarding:

(i)

 either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant’s financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)

any matter that was either the subject of a disagreement as defined in paragraph 304(a)(1)(iv) of Regulation S-K or a reportable event as described in paragraph 304(a)(1)(v) of Regulation S-K.

Fees Billed to Total Nutraceutical Solutions by Li & Company, PC during Fiscal Year 2009.

Moore & Associates, Chartered Accountants served as our principal independent public accountants for the fiscal years ending December 31, 2008 and July 31, 2007.   Li & Company, PC, has served as our principal independent public accountants for the fiscal year ending December 31, 2009.  Aggregate fees billed to us for the years ended December 31, 2009 and 2008 by Li & Company and Moore and Associates Chartered, respectively, were as follows:

Fee Category	Year ended December 31, 2009	Year ended December 31, 2008
Audit fees (1)	$9,500	$4,500
Audit-related fees (2)	0	4,500
Tax fees (3)	$0	$0
All other fees (4)	0	0
Total fees	$9,500	$9,000

(1)

“Audit fees” consists of fees incurred for professional services rendered for the audit of annual financial statements, for reviews of interim financial statements included in our quarterly reports on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

“Audit-related fees” consists of fees billed for professional services that are reasonably related to the performance of the audit or review of our financial statements, but are not reported under “Audit fees.”

(3)	“Tax fees” consists of fees billed for professional services relating to tax compliance, tax advice and tax planning.
(4)	“All other fees” consists of fees billed for all other services, such as review of our registration statement on Form S-1 and EDGAR filing expenses.

Vote Required

Submission of the appointment of Li & Company, PC as our independent auditors for the fiscal year ending December 31, 2010 is not required.  However, the Board of Directors will reconsider the appointment if it is not approved by stockholders.  The appointment will be deemed ratified if a majority of the shares of Common Stock present, either in person or by proxy, and voting on the matter, votes in favor of the proposal.  Representatives from the principal accountant for the current year are not expected to be present at the annual meeting.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF LI & COMPANY, PC AS INDEPENDENT AUDITORS OF THE COMPANY’S FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010 (ITEM NO. 2 ON THE PROXY CARD).

EXECUTIVE COMPENSATION

Executive Officers

Marvin S. Hausman, M.D. is our sole executive officer and has been our Chief Executive Officer and Chairman since August 28, 2008 as well as Acting Principal Accounting and Financial Office.

A.   Summary Compensation Table

The following table sets forth summary compensation information for the fiscal year ended December 31, 2009 for our Chief Executive Officer, Marvin S. Hausman, M.D. (our “Named Executive Officer”) who was appointed on August 14, 2008.  We did not have any other executive officers during the fiscal year ended December 31, 2009 who received compensation in excess of $100,000.

Compensation

As a result of our current limited available cash, no officer or director received any salary from July 19, 2007 (inception) through the fiscal years ending December 31, 2009 and December 31, 2008.  We intend to pay salaries when cash flow permits.  However, our Chief Executive Officer, Marvin S. Hausman, M.D. did receive consulting compensation for his services in the amount of $20,000 in 2008 and $120,000 in 2009.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Non-Qualified Deferred Compensation Earnings ($) (h)	All other Compensation ($) (i)	Total ($) (j)
Marvin Hausman CEO, Dir.	2009	0	0	0	0	0	0	(1)202,118	202,118
	2008	0	0	0	0	0	0	(2)46,387	46,387

(1) All other compensation for 2009 includes:  payment to Marvin Hausman, M.D., of $46,118 in reimbursement for travel expenses, $33,000 to cover office expenses and $120,000 for consulting services pursuant to a consulting arrangement under which Dr. Hausman was paid $10,000 per month, $3,000 per month to cover officer expenses plus reimbursement for reasonable travel expenses.

(2) All Other Compensation for 2008 includes: payment to Marvin Hausman, M.D., of $22,387 in reimbursement for travel expenses, $3,000 to cover office expenses and $20,000 for consulting services.

We do not have an employment agreement with Marvin S. Hausman, M.D., our Named Executive Officer, however we do have a consulting arrangement beginning November 2008 with Dr. Hausman under which he is paid $10,000 per month for his services, $3,000 per month to cover office expenses and is reimbursed for reasonable travel expenses.  We do not maintain key-man life insurance for any our executive officers/directors.  We do not have any long-term compensation plans.

Stock Option Grants

We made no grants of stock options or stock appreciation rights to Dr. Hausman during the period from our inception on July 19, 2007 through the fiscal year ending December 31, 2009.

Outstanding Equity Awards at Fiscal Year-Ending December 31, 2009

We did not have any outstanding equity awards as of December 31, 2009 to our Dr. Hausman, our Named Executive Officer.

Option Exercises for Fiscal Year-Ending December 31, 2009

There were no options exercised by our Named Executive Officer in fiscal year ending December 31, 2009.

Potential Payments Upon Termination or Change in Control

We have not entered into any compensatory plans or arrangements with respect to our named executive officer, which would in any way result in payments to such officer because of his resignation, retirement, or other termination of employment with us or our subsidiaries, or any change in control of, or a change in his responsibilities following a change in control.

Director Compensation

We did not pay our directors any compensation during fiscal years ending December 31, 2009 or December 31, 2008.

Employment Contracts with Executive Officers and Termination of Employment and Change-in-Control Arrangements

Total Nutraceutical Solutions does not have an employment contract with its Named Executive Officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table presents information, to the best of our knowledge, about the ownership of our common stock on September 20, 2010 relating to those persons known to beneficially own more than 5% of our capital stock and by our named executive officers and directors.  The percentage of beneficial ownership for the following table is based on 54,012,470 shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose.  Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power.  It also includes shares of common stock that the stockholder has a right to acquire within 60 days after September 20, 2010 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of Total Nutraceutical Solutions’ common stock.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Marvin S. Hausman, M.D., CEO & Dir. (2)	13,625,000 shares	23.64%
Phil A. Sobol, M.D., Director (3)	1,475,000 shares	2.70%
Elliot A. Shelton, Esq., Director (4)	2,750,000 shares	5.07%
Executive officers and directors as a group 3 persons (5)	17,850,000 shares	31.59%

(1)

Such figures are based upon 54,012,470 shares of our common stock outstanding as of September 20, 2010.  Except as otherwise noted in these footnotes, the nature of beneficial ownership for shares reported in this table is sole voting and investment power.

(2)

Marvin Hausman’s holdings include 10,000,000 shares of common stock and a five year warrant to purchase 125,000 shares at $0.10 per share.  This number includes 3,500,000 common shares owned by Northwest Medical Research Partners Inc., which is controlled by Marvin S. Hausman, M.D.  This number does not include 3,500,000 shares of common stock owned by the adult children of Marvin S. Hausman, M.D.

(3)

Phil Sobol’s holdings include 1,100,000 shares of common stock, and a five year warrant to purchase 125,000 shares at $0.10 per share.  The 1,475,000 shares includes 500,000 shares of common stock and a five year warrant to purchase 250,000 shares at $0.25 per share owned by the Philip and Debra Sobol Trust.

(4)	Elliot Shelton’s holdings include 2,500,000 shares of common stock and a five year warrant to purchase 250,000 shares at $0.25 per share.
(5)

The holdings of the executive officers and directors as a group include an aggregate of 17,100,000 shares of common stock, and 250,000 convertible securities exercisable currently or within 60 days of September 20, 2010.

We are not aware of any arrangements that may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Legal Proceedings

To the best knowledge of the management of Total Nutraceutical Solutions, no director, officer, affiliate of Total Nutraceutical Solutions, owner of record or beneficially of more than 5% of any class of securities of Total Nutraceutical Solutions, or security holder is a party adverse to Total Nutraceutical Solutions or has a material interest adverse to Total Nutraceutical Solutions in any material legal proceeding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans from Officers/Directors/Affiliates

On December 30, 2009, we entered into a Promissory Note with Marvin Hausman, our Chief Executive Officer, and Philip Sobol., a director, whereby Dr. Hausman and Dr. Sobol made a loan in the amount of $50,000 ($25,000 each) to our company for a period of two (2) years.  The promissory note bears interest at 6% per annum.  This note, at the sole discretion of Drs. Hausman and Sobol, the payees, is due and payable in the event we complete a capital fund raising of any amount greater than $250,000.  Upon completion of this fundraising, the payees shall have 30 days from the close of the fundraising to exercise their right to convert their debt to equity in the form of restricted common stock at $0.20 per share.  The payees may also convert at any time prior to December 31, 2011, if the fundraising has not been completed.  We also granted the payees 250,000 (125,000 warrants for each payee) five (5) year stock purchase warrants with an exercise price of $0.10 per share.

On November 2, 2009, we entered into an Assignment and Assumption agreement with Marvin S. Hausman, M.D., our Chief Executive Officer and Philip Sobol, a director, under which those two persons and a third party assigned all their rights to a patent application entitled “Use of Ergothioneine as a Preservative in Foods and Beverages” to Total Nutraceutical Solutions.  In return we undertook to issue up to 1,500,000 shares of common stock to the assignors upon the occurrence of certain events.  Also upon the successful commercialization of any product or technology covered by the patent application, we undertook to pay a royalty of 3% of net sales to the assignors.

Frank Arnone, our former President who resigned in December 2009 contributed office space for our use during 2009.  We were not charged for this use of office space.  He will not seek reimbursement for past office expenses.

We acquired from Northwest Medical Research Partners Inc., which is controlled by Marvin S. Hausman, M.D., our CEO, in exchange for 3,500,000 shares of common restricted stock, an Assignment and Assumption Agreement, effective July 31, 2008, pursuant to which we have assumed the obligations of Northwest Medical Research Partners Inc. to maintain the patent prosecution associated with the intellectual property and has an option to license from Pennsylvania State University the technologies associated with the intellectual property.

COMPLIANCE UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC.  Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that as of the date of this report one executive officer and one director were not current in their 16(a) reports.  Philip Sobol failed to timely report the acquisition by the Philip and Debra Sobol Trust of shares and five year warrants to purchase shares on August 4, 2008, Elliot Shelton failed to timely report the acquisition of shares and five year warrants to purchase shares on August 11, 2008.  Philip Sobol failed to timely report his acquisition of five year warrants on December 30, 2009.

OTHER BUSINESS

The Board of Directors knows of no other matters to be presented at the Annual Meeting.  If any other matter does properly come before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

PROXY SOLICITATION

We will pay reasonable expenses incurred in forwarding proxy material to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners.  This Proxy Statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of shares of Common Stock.  We will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies therefore.

We may consider the engagement of a proxy solicitation firm.  Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact.  They will not receive any additional compensation for these activities.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Proposals which are the proper subject for inclusion in the proxy statement and for consideration at an annual meeting may be presented by stockholders.  In order to be eligible to submit a proposal, a stockholder must have continuously held at least $2,000 in market value, or 1% of TNS’ securities entitled to be voted on the proposal at the meeting for at least one year by the date the stockholder submits the proposal.  In addition, the stockholder must continue to hold those securities through the date of the meeting.  Under current SEC rules, to be included in TNS’ proxy statement and proxy card, any proposal by a stockholder intended to be presented at the 2011 annual meeting of stockholders must be received by TNS, subject to certain exceptions, no later than June 2, 2011.

Stockholders wishing to nominate directors or propose other business at the 2011 Annual Meeting of Stockholders (other than a matter brought pursuant to SEC Rule 14a-8), but not intending to include such nomination or proposal in the Total Nutraceutical Solutions proxy statement for such meeting, must give advance written notice us pursuant to our bylaws.  Our bylaws provide that notice of any such nomination or proposal must be received at our principal executive offices not less than 120 days prior to the date of the 2011 Annual Meeting of Stockholders and not later than the close of business at least 45 days before the date on which the corporation first mailed the proxy materials for the 2010 Annual Meeting of shareholders and must contain the information specified by our bylaws.  If this notice is not timely, then the nomination or proposal will not be brought before the 2011 Annual Meeting of Stockholders.

ANNUAL REPORT

If you wish to receive a copy of our Annual Report on Form 10-K for the year ended December 31, 2009 with the proxy material, a copy of the Form 10-K will be made available (without exhibits), free of charge, to interested stockholders upon written request to: Board of Directors, PO Box 910, Stevenson, Washington 98648.; telephone (509) 427-5132.  The Annual Report on Form 10-K, including exhibits, are also available online at the Securities and Exchange Commission’s EDGAR website at www.sec.gov.

By Order of the Board of Directors

  /s/

Marvin S. Hausman M.D.

Chief Executive Officer

October 5, 2010

1.  ELECTION OF DIRECTORS:

Nominees:

(01) Marvin S Husman M.D.

(02) Philip A. Sobol, MD

(03) Elliot A. Shelton, Esq.,

☐

FOR ALL NOMINEES

☐

WITHHELD ALL NOMINEES

☐

For all nominees except as noted below:

____________________________________________________________

2.

Ratify the adoption of the Total Nutraceutical Solutions, Inc. 2010 Stock Incentive Plan.

FOR ☐  AGAINST ☐  ABSTAIN ☐

3.

Ratify the appointment of Li & Company, PC as our independent auditors for the year ending December 31, 2010.

FOR ☐  AGAINST ☐  ABSTAIN ☐

4.

To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

FOR ☐  AGAINST ☐  ABSTAIN ☐

Mark here for address change and note at left

☐

Mark here if you plan to attend the meeting

☐

______________________________________________________________________________

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE RETURN ENVELOPE ENCLOSED.

______________________________________________________________________________

If stock is held jointly, signature should include both names.  If stock is held by executors, administrators, trustees, guardians and others signing in a representative capacity, please give full title.  If stock is held by a corporation, please sign in full corporate name and give name and title of authorized officer.  If stock is held by a partnership, please sign in partnership name by authorized person.

Signature: _________________________________________  ______________ ____, 2010

Signature: _________________________________________  ______________ ____, 2010

APPENDIX A

TOTAL NUTRACEUTICAL SOLUTIONS, INC.

2010 Stock Incentive Plan

Adopted by the Board of Directors on September 17, 2010

SECTION 1.    INTRODUCTION.

The Board adopted the Plan on September 17, 2010 (to be effective October 21, 2010 upon approval by the stockholders) for the purpose of promoting the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors, Consultants, Independent Contractors and Advisors to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors, Consultants, Independent Contractors and Advisors with exceptional qualifications and (c) linking Employees, Outside Directors, Consultants, Independent Contractors and Advisors directly to stockholder interests through increased stock ownership.  The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares or Options (which may constitute incentive stock options or nonstatutory stock options).

The Plan shall be governed by, and construed in accordance with, the laws of the State of Nevada.

SECTION 2.    ADMINISTRATION.

2.1  The Plan shall be administered by the Board of Directors or a committee of the Board of Directors consisting of two or more directors.

2.2  Committee Composition.    The Board may designate a Committee which shall administer the Plan.  The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board.  In addition, the composition of the Committee shall satisfy:

(a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

2.2  Committee Responsibilities.    The Committee shall (a) select the Employees, Outside Directors, Consultants, Independent Contractors and Advisors who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan.  The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan.  The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3  Committee for Non-Officer Grants.    The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 2.1.  Such secondary committee may administer the Plan with respect to Employees, Consultants, Independent Contractors and Advisors who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees, Consultants, Independent Contractors and Advisors and may determine all features and conditions of such Awards.  Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

SECTION 3.    SHARES AVAILABLE FOR GRANTS.

3.1  Basic Limitation.    Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares.  The aggregate number of Options and Restricted Shares awarded under the Plan shall not exceed (a) 8 million Common Shares plus (b) the additional Common Shares described in Sections 3.2 and 3.3.  The limitations of this Section 3.1 and Section 3.2 shall be subject to adjustment pursuant to Section 8.

3.2  Annual Increase in Shares.    As of January 1 of each year, commencing with the year 2012, the aggregate number of Options and Restricted Shares that may be awarded under the Plan shall automatically increase by 300,000 Common Shares.

3.3  Additional Shares.    If Options are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for the grant of Options or Restricted Shares under the Plan.  If Restricted Shares or Common Shares issued upon the exercise of Options are forfeited, then such Common Shares shall again become available for the grant of NSOs and Restricted Shares under the Plan.  The aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares or other Common Shares are forfeited.

SECTION 4.    ELIGIBILITY.

4.1  Nonstatutory Stock Options and Restricted Shares.  Employees, Outside Directors, Consultants, Independent Contractors and Advisors shall be eligible for the grant of NSOs and Restricted Shares.

4.2  Incentive Stock Options.    Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs.  In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(6) of the Code are satisfied.

SECTION 5.    OPTIONS.

5.1  Stock Option Agreement.    Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company.  Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.  A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 6.2.

5.2  Number of Shares.    Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Section 9.  Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 500,000 Common Shares.  The limitation set forth in the preceding sentence shall be subject to adjustment in accordance with Section 8.

5.3  Exercise Price.    Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant and the Exercise Price under an NSO shall in no event be less than 85% of the Fair Market Value of a Common Share on the date of grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

5.4  Exercisability and Term.    Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant.  A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

5.5  Effect of Change in Control.    The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control.  However, in the case of an ISO, the acceleration of exercisability shall not occur without the Optionee’s written consent. In addition, acceleration of exercisability may be required under Section 9.3.

5.6  Modification or Assumption of Options.    Within the limitations of the Plan, the Board or the Committee, if any, may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

5.7  Buyout Provisions.    The Board or the Committee, if any, may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Board or the Committee shall establish.

SECTION 6.    PAYMENT FOR OPTION SHARES.

6.1  General Rule.    The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

(a)  In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement.  The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 6.

(b)  In the case of an NSO, the Board or the Committee may at any time accept payment in any form(s) described in this Section 6.

6.2  Surrender of Stock.    To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee.  Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.  The Optionee shall not surrender, or attest to the ownership of, Common Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

6.3  Exercise/Sale.    To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.4  Exercise/Pledge.    To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

6.5  Promissory Note.    To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the Common Shares being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

6.6  Other Forms of Payment.    To the extent that this Section 6.6 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

SECTION 7.    RESTRICTED SHARES.

8.1  Restricted Stock Agreement.    Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company.  Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

8.2  Payment for Awards.    Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Board or the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.  To the extent that an Award consists of newly issued Restricted Shares, the consideration shall consist exclusively of cash, cash equivalents or past services rendered to the Company (or a Parent or Subsidiary) or, for the amount in excess of the par value of such newly issued Restricted Shares, full-recourse promissory notes, as the Board or the Committee may determine.

8.3  Vesting Conditions.    Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement.  A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.  The Board or the Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.

8.4  Voting and Dividend Rights.    The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders.  A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares.  Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

SECTION 8.    PROTECTION AGAINST DILUTION.

8.1  Adjustments.    In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding adjustments shall automatically be made in each of the following:

(a)  The number of Options and Restricted Shares available for future Awards under Section 3;

(b)  The limitations set forth in Section 5.2;

(c)  The number of Common Shares covered by each outstanding Option; or

(d)  The Exercise Price under each outstanding Option.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Section 9, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

8.2  Dissolution or Liquidation.    To the extent not previously exercised, Options shall terminate immediately prior to the dissolution or liquidation of the Company.

8.3  Reorganizations.    In the event that the Company is a party to a merger or other reorganization, outstanding Options and Restricted Shares shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards, (d) full exercisability or vesting and accelerated expiration of the outstanding Awards or (e) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

SECTION 9.    AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs.  Such awards may be settled in the form of Common Shares issued under this Plan.  Such Common Shares shall be treated for all purposes under the Plan like Restricted Shares and shall, when issued, reduce the number of Common Shares available under Section 3.

SECTION 10.    LIMITATION ON RIGHTS.

10.1  Retention Rights.    Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

10.2  Stockholders’ Rights.    A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, in the case of an Option, the time when he or she becomes entitled to receive such Common Shares by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

10.3  Regulatory Requirements.    Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required.  The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 11.    WITHHOLDING TAXES.

11.1  General.    To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan.  The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

11.2  Share Withholding.    To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired.  Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

SECTION 13.    LIMITATION ON PAYMENTS.

13.1  Scope of Limitation.    This Section 13 shall apply to an Award only if:

(a)  The independent auditors most recently selected by the Board (the “Auditors”) determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under Section 4999 of the Code), will be greater after the application of this Section 12 than it was before the application of this Section 12; or

(b)  The Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Section 12 (regardless of the after-tax value of such Award to the Participant).

If this Section 12 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

12.2  Basic Rule.    In the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount.  For purposes of this Section 12, the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.

13.3  Reduction of Payments.    If the Auditors determine that any Payment would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election.  For purposes of this Section 12, present value shall be determined in accordance with Section 280G(d)(4) of the Code.  All determinations made by the Auditors under this Section 12 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable.  As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

12.4  Overpayments and Underpayments.    As a result of uncertainty in the application of Section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an “Overpayment”) or that additional Payments which will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder.  In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code.

13.5  Related Corporations.    For purposes of this Section 13, the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 280G(d)(5) of the Code.

SECTION 13.    FUTURE OF THE PLAN.

13.1  Term of the Plan.    The Plan, as set forth herein, shall become effective on [

]. The Plan shall remain in effect until it is terminated under Section 13.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of Common Shares available under Section 3 that was approved by the Company’s stockholders.

14.2  Amendment or Termination.    The Board may, at any time and for any reason, amend or terminate the Plan.  An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.  No Awards shall be granted under the Plan after the termination thereof.  The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

SECTION 15.    DEFINITIONS.

15.1  “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

15.2  “Award” means any award of an Option or a Restricted Share under the Plan.

15.3  “Board” means the Company’s Board of Directors, as constituted from time to time.

15.4  “Cause” shall mean (a) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company, (b) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof, (c) gross negligence, (d) willful misconduct or (e) a failure to perform assigned duties that continues after the Participant has received written notice of such failure from the Board. The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or the Parent, Subsidiary or Affiliate employing the Participant) may consider as grounds for the discharge of the Participant without Cause.

15.5  “Change in Control” means:

(a)  The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b)  The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c)  A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(d)  Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 40% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Section 15.5(d), the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

15.6  “Code” means the Internal Revenue Code of 1986, as amended.

15.7  “Committee” means a committee of the Board, as described in Section 2.

15.8  “Common Share” means one share of the common stock of the Company.

15.9  “Company” means Total Nutraceutical Solutions, Inc., a Nevada corporation.

15.10  “Consultant” means a consultant or adviser who is a natural person provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

15.11  “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

15.12  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

15.13  “Exercise Price” means the amount for which one Common Share may be purchased upon exercise of an Option, as specified in the applicable Stock Option Agreement.

15.14  “Fair Market Value” means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

15.15  “Involuntary Termination” means the termination of the Participant’s Service by reason of:

(a)  The involuntary discharge of the Participant by the Company (or the Parent, Subsidiary or Affiliate employing him or her) for reasons other than Cause; or

(b) The voluntary resignation of the Participant following (i) a material adverse change in his or her title, stature, authority or responsibilities with the Company (or the Parent, Subsidiary or Affiliate employing him or her), (ii) a material reduction in his or her base salary or (iii) receipt of notice that his or her principal workplace will be relocated by more than 30 miles.

15.16  “ISO” means an incentive stock option described in Section 422(b) of the Code.

15.17  “NSO” means a stock option not described in Sections 422 or 423 of the Code.

15.18  “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

15.19  “Optionee” means an individual or estate that holds an Option.

15.20  “Outside Director” means a member of the Board who is not an Employee or an officer of the Company. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

15.21  “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

15.22  “Participant” means an individual or estate that holds an Award.

15.23  “Plan” means this Total Nutraceutical Solutions, Inc. 2010 Stock Incentive Plan, as amended from time to time.

15.24   “Restricted Share” means a Common Share awarded under the Plan.

15.25  “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

15.26  “Service” means service as an Employee, Outside Director or Consultant.

15.27  “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

15.28  “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 16.    EXECUTION.

To record the adoption of the Plan by the Board effective as of September 17, 2010, the Company has caused its duly authorized officer to execute this document in the name of the Company.

By:    /s/ Marvin S. Hausman, M.D.

Marvin S. Hausman, M.D

Chairman, President and Chief Executive Officer